                                                          Exhibit No. EX-99.a.16

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                              ARTICLES OF AMENDMENT

     DFA INVESTMENT  DIMENSIONS GROUP INC., a Maryland  corporation,  having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

     FIRST: The Corporation is registered as an open-end  management  investment company under the Investment Company Act of 1940, as amended.

     SECOND:  The charter of the Corporation,  as restated (the  "Charter"),  is further  amended by  changing  the name of the  "Emerging  Markets  Social  Core
Portfolio  Shares"  class of common stock of the  Corporation  to the  "Emerging
Markets Social Core Equity Portfolio Shares" class of common stock.

     THIRD:  The foregoing  amendment to the Charter as set forth above has been duly approved by a majority of the entire Board of Directors of the  Corporation as required  by law and is limited to a change  expressly  permitted  by Section
2-605(a)(2) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     FOURTH: The amendment to the Charter as set forth above does not change the
preferences,   conversion  or  other  rights,   voting   powers,   restrictions,
limitations  as  to  dividends,   qualifications,  or  terms  or  conditions  of
redemption  of the shares of the class of common stock of the  Corporation  that are the subject of the amendment.

     FIFTH:  These Articles of Amendment shall become  effective on the 21st day of June, 2007.

     IN WITNESS WHEREOF,  the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf on this 21st day of June, 2007 by its
Vice President, who acknowledges that these Articles of Amendment are the act of the  Corporation  and that to the best of his knowledge,  information and belief and under penalties of perjury,  all matters and facts contained herein are true in all material respects.

ATTEST:                                     DFA INVESTMENT DIMENSIONS GROUP INC.

By:    /s/ Valerie A. Brown                 By:    /s/ Jeff J. Jeon
       Valerie A. Brown                            Jeff J. Jeon
       Assistant Secretary                         Vice President